Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (No. 333-____) of our report dated January 25, 1996, except as to the information in Note 16, for which the date is February 16, 1996, on our audits of the consolidated financial statements and financial statement schedule of Tosco corporation and subsidiaries. We also consent to the reference to our firm under the caption "Experts".

                            Coopers & Lybrand L.L.P.

San Francisco, California
January 21, 1997